                            ADMINISTRATION AGREEMENT

     AGREEMENT made as of OCTOBER 15, 2002 by and between Domini Institutional
Trust, a Massachusetts business trust (the "Fund"), and INVESTORS BANK & TRUST
COMPANY, a Massachusetts trust company (the "Bank") (collectively, "the parties").

     WHEREAS, the Fund, a registered investment company under the Investment
Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on Appendix A hereto; and

     WHEREAS, the Fund desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1. Appointment. The Fund hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for fees that may be agreed to from time to time in writing between the parties.

     2. Delivery of Documents. The Fund has furnished the Bank with copies properly certified or authenticated of each of the following:

          (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving this Agreement;

          (b) The Fund's Declaration of Trust filed with the Commonwealth of
Massachusetts and all amendments thereto (the "Articles");

          (c) The Fund's by-laws and all amendments thereto (the "By-Laws");

          (d) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements
(collectively, the "Agreements");

          (e) The Fund's most recent Registration Statement on Form N-1A (the
"Registration Statement") under the Securities Act of 1933 and under the 1940
Act and all amendments thereto; and

          (f) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

          (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

          The Fund will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, each party to this
Agreement will notify the other party as soon as possible of any matter which may materially affect the performance by either party of its obligations under this Agreement.

     3. Duties of Administrator. Subject to the supervision and direction of the
Board of Trustees of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties.

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          In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration
Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments.

     4. Duties of the Fund.

          (a) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports")
which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily
Sales Reports.

          (b) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the
Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

     5. Fees and Expenses.

          (a) For the services rendered by the Bank hereunder, the Fund will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Fund will also pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank will also be entitled to reimbursement by the Fund for all reasonable expenses incurred in conjunction with termination of this Agreement and any conversion or transfer work done in connection therewith.

          (b) Fees and expenses will be calculated monthly. Fees and expenses owed to the Bank for any month may be charged against any cash balance held by the Fund beginning on the first (1st) business day after the end of such month based on information then available. Fees charged to an account may result in an overdraft that will be subject to normal interest charges. The Fund will have thirty (30) days after the receipt of an invoice to dispute any charge that appears on such invoice. After such thirty (30) day period, the invoice will be deemed to be complete and accurate and may no longer be disputed.

          (c) The Bank shall not be required to pay any expenses incurred by the
Fund.

          (d) In the case of the following transactions, not in the ordinary course of business, namely, the merger of a series of the Fund into or the consolidation of a series of the Fund with another investment company or series thereof, the sale by a series of the Fund of all, or substantially all, of its assets to another investment company or series thereof, or the liquidation or dissolution of a series of the Fund and distribution of its assets, upon the payment of the fees, disbursements and expenses of the Bank through the then remaining term of this Agreement, the Bank will complete all actions reasonably necessary to implement such merger, consolidation, or sale upon the order of the
Fund set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such actions and the payment of all such fees, disbursements and expenses of the Bank, this Agreement will terminate and the Bank shall be released from any and all obligations hereunder.

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     6. Limitation of Liability.

          (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses
(including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt
Transactions; (ii) arising out of the offer or sale of any securities of the
Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii)
resulting from any action or omission of the Bank under the terms of this
Agreement not resulting from the willful misfeasance, bad faith or gross negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

          (b) The Bank will indemnify the Fund, its Trustees, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit to the extent arising out the willful misfeasance, bad faith or gross negligence of the Bank in the performance of its obligations and duties hereunder or by reason of its reckless disregard thereof.

          (c) The Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the
Bank from the Fund.

          (d) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of
God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Fund for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes.

          (e) Notwithstanding anything to the contrary in this Agreement, in no event shall either party be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

          (f) In order that the indemnification provisions contained in this
Article 6 shall apply, upon the assertion of a claim for which a party may be required to indemnify the other, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party seeking indemnification shall give the indemnifying party full and complete authority, information and assistance to defend such claim or proceeding, and the indemnifying party shall have, at its option, sole control of the defense of such claim or proceeding and all negotiations for its compromise or settlement.
The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent, which consent shall not be unreasonably withheld.

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     7. Termination of Agreement.

          (a) The term of this agreement shall continue for so long as the
CUSTODIAN AGREEMENT, dated, as of April 8, 1996, and as amended from time to time, between the Fund and the Bank, remains in effect.

          (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

     8. Miscellaneous.

          (a) Any notice or other instrument authorized or required by this
Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

          To the Fund:

               Domini Institutional Trust
               536 Broadway
               7th Floor
               New York, NY 10012-3915
               Attn: Carole Laible
               Cc: Adam Kanzer, Esq.

          To the Bank:

               Investors Bank & Trust Company
               200 Clarendon Street, P.O. Box 9130
               Boston, MA 02117-9130
               Attention: Christopher E. Jones, Director, Client Management
               With a copy to: John E. Henry, General Counsel

          (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

          (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     9. Confidentiality. Both parties hereto agree than any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency or self-regulatory organization. The parties further agree that a breach of this provision would irreparably

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damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision. In addition, the parties further agree that any Nonpublic Personal
Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation
S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by
Regulation S-P or the Act or other applicable law.

     10. Use of Names. Neither party shall use the name, trademark, trade name, service mark or logo service marks of the other party or any of its affiliates or in any prospectus, sales literature or other material in a manner not approved by the other party prior thereto in writing; provided however, that such approval shall not be required for any use of the Bank's name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

     11. Limitation of Liability. This Agreement is executed and made by the
Trustees of the Fund not individually but as Trustees under the Fund's
Declaration of Trust and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Fund individually but bind only the trust estate of the Fund. The Bank agrees that the obligations assumed by the
Fund hereunder shall be limited in all cases to the assets of the Fund and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund.

     12. Several Obligations of the Portfolios. This Agreement is an agreement entered into between the Bank and the Fund with respect to each portfolio. With respect to any obligation of the Fund on behalf of any portfolio arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the portfolio to which such obligation relates as though the Bank had separately contracted with the Fund by separate written instrument with respect to each portfolio.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                         [FUND] Domini Institutional Trust

                                         By: /s/ Carole Laible
                                             -----------------------------------
                                         Name: Carole Laible
                                         Title: Treasurer

                                         INVESTORS BANK & TRUST COMPANY

                                         By: /s/ Andrew M. Nesvet
                                             -----------------------------------
                                         Name: Andrew M. Nesvet
                                         Title: Managing Director

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                                   Appendices

Appendix A.........................................................   Portfolios

Appendix B.........................................................   Services

                             APPENDIX A: PORTFOLIOS

                     Domini Institutional Social Equity Fund

                              APPENDIX B: SERVICES

                             INVESTORS BANK & TRUST
                       SUMMARY OF ADMINISTRATION FUNCTIONS
                            DOMINI SOCIAL INVESTMENTS

                                                                              SUGGESTED FUND AUDITOR
FUNCTION                    INVESTORS BANK & TRUST           DOMINI                 OR COUNSEL
-------------------------   ----------------------   ----------------------   ----------------------

   MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
-------------------------
Calculate after-tax total   Provide after-tax        Review after-tax total
return information on the   total return             return information.
Funds as required in the    calculations.
current Prospectus and
SAI, and marketing
materials.

FREQUENCY: QUARTERLY

REVIEW AND APPROVAL

The attached Summary of Administration Functions has been reviewed and represents the services currently being provided.

/s/ Andrew M. Nesvet
-----------------------------------------------------   ------------------------
Signature of Account Director/ Date

-----------------------------------------------------   ------------------------
Signature of Authorized Client Representative/ Date